UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 1, 2017

NATURALNANO, INC.
(Exact name of Registrant as specified in its charter)

Nevada	000-49901	87-0646435
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Registrant's telephone number, including area code: (727) 393-3382

13613 Gulf Boulevard

Madeira Beach, Florida 33738

(Address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 4.01. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

(a) Previous Independent Registered Public Accounting Firm

On February 16 , 2017 Scrudato & Co., PA notified the Board of Directors (the "Board") of NaturalNano, Inc. (the "Company") (“Scrudato”) that it had determined to resign as the Company's independent registered public accounting firm, effective immediately . On February 17, 2017 , the Board determined to engage DLL CPAS LLC as its new independent registered public accounting firm to replace Scrudato

Scrudato’s reports on the Company's financial statements for the year ended December 31, 2015 , did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that Scraduto reports contained an explanatory paragraph regarding substantial doubt about the Company's ability to continue as a going concern.

The decision to engage DLL CPAS LLC as the Company's new auditor (as discussed below) was approved by the Board.

During the year ended December 31, 2016, (the date of resignation of Scrudato ), there were no disagreements between the Company and Scrudato on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Scrudato , would have caused it to make reference to the subject matter of the disagreement in connection with its reports on the Company's financial statements for such years.

The Company provided Scrudato with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission ("SEC"), and requested Scrudato furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company above, and if not, stating the respects in which it does not agree. A copy of Scrudato letter, dated February17, 2017 is attached hereto as Exhibit 16.2.

(b) New Independent Registered Public Accounting Firm

On February 17 , 2017 , the Board determined to engage DLL CPAS LLC as its new independent registered public accounting firm responsible for auditing its financial statements. During the Company's years ended December 31, 2016, and in the subsequent interim period through February 17, 2017, neither the Company, nor anyone on its behalf, consulted with DLL CPAS LLC with respect to either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, and neither a written report nor oral advice was provided to the Company by DLL CPAS LLC that was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue; or (ii) any matter that was the subject of either a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

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ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

In February 2017 , the Corporation entered into Employment Agreements with (i) Mr. Colm Wrynn - the President and Chief Executive Officer, (2) Mr. Daniel Stelcer - the Secretary and Chief Operating Officer, and (3) Ms. Linda Giampietro –Vice President effective as of January 1,2017, Messrs. Wrynn and Stelcer and Ms. Giampietro have provided services to the Corporation with minimal compensation since June 2016. Messrs. Wrynn and Stelcer and Ms. Giampietro each is a controlling person of the Corporation. The Agreements, provide for annual base compensation of $120,000.00 per year and related fringe benefits. Copies of the Agreements are annexed hereto as Exhibits 10.198 , 10.199 and 10.200.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description

10.198	Employment Agreement with Colm Wrynn dated as of January 1, 2017

10.199	Employment Agreement with Daniel Stelcer dated as of January 1, 2017

10.200	Employment Agreement with Linda Giampietro dated as of January 1, 2017

16.2	Letter from Scrudato & Co. , P.A. to the Securities and Exchange Commission

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURALNANO INC.

Dated: February 17, 2017	By:	/s/ Colm Wrynn
	Name:	Colm Wrynn
	Title:	Chief Executive Officer

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